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
                     AMERICAN HONDA FINANCE CORPORATION

      MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     November 1,  through November 30, 2000

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                            $904,409,897.00
(B) Class A Certificate Ownership Interest of the Trust                           94.00%
(C) Original Class A Certificate Balance                                $850,145,000.00
(D) Class A Certificate Rate                                                       5.95%
(E) Original Class B Certificate Balance                                 $54,264,897.00
(F) Class B Certificate Rate                                                       5.95%
(G) Servicing Fee Rate                                                             1.00%
(H) Original Weighted Average Coupon (WAC)                                        7.662%
(I) Original Weighted Average Remaining Term (WAM)                                43.73 months
(J) Number of Contracts                                                          83,274
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                 0.75%
    (ii)   Reserve Fund Initial Deposit                                   $6,783,074.23
    (iii)  Specified Reserve Fund Balance Percent                                  0.75%
    (iv)   Specified Reserve Fund Balance                                 $6,783,074.23
    (v)    Reserve Fund Floor Percent                                              1.50%
    (vi)   Reserve Fund Floor Amount                                     $13,566,148.46
    (vii)  Reserve Fund Floor Trigger Amount                            $271,322,969.12
    (viii)  Reserve Fund Ceiling Amount                                  $27,132,296.92
(L)  Original Yield Supplement Deposit                                    $9,291,930.03
(M)  Original Letter of Credit Amount                                    $70,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                          $98,857,858.10
(B) Total Portfolio Pool Factor                                               0.1093065
(C) Class A Certificate Balance                                          $92,926,386.61
(D) Class A Principal Factor                                                  0.1093065
(E) Class B Certificate Balance                                           $5,931,471.49
(F) Reserve Fund Balance                                                 $10,217,892.33
(G) Outstanding Interest Advance                                            $305,851.62
(H) Payahead Account Balance                                                $413,029.03
(I) Cumulative Net Losses for All Prior Periods                            5,754,203.58
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                           8.30%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                  18.83 months
(L) Number of Contracts                                                          19,585
(M) Yield Supplement Balance                                                 206,590.89


C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                  1,253,345.65
    (ii)  Prepayments in Full                                                425,826.76
    (iii) Prepayments in Full Due to Repurchases                         $17,900,942.25
(B) Precomputed Contracts Total Collections                                2,213,897.00
(C) Simple Interest Contracts
    (i)   Collected Principal                                              6,673,024.50
    (ii)  Collected Interest                                                $540,160.96
    (iii) Repurchased Receivables Principal                              $72,527,977.25
    (iv)  Repurchased Receivables Interest                                        $0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                 $394,182.23
    (ii) Current Advance Amount                                               88,330.61

(E) Interest Advance for Simple Interest - Net (If positive, Addi                 $0.00

(F) Payahead Account
    (i)  Payments Applied                                                   $483,406.48
    (ii) Additional Payaheads                                                $70,377.45
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                           0.00%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (W                  0.00 months
(I) Remaining Number of Contracts                                                     0

(J) Delinquent Contracts                                 Contract                 Amount

    (i)   31-60 Days Delinquent                        0    0.00%                    $0   0.00%
    (ii)  61-90 Days Delinquent                        0    0.00%                     0   0.00%
    (iii) Over 90 Days Delinquent                      0    0.00%                     0   0.00%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                       0.00
(B) Reserve Fund Investment Income -- Paid to Seller                          53,057.51
(C) Investment Income on Yield Supplement Balance                              1,220.01
(D) Aggregate Net Losses for Collection Period                                (1,318.81)
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                    76,741.69
    (ii)  Net Liquidation Proceeds Received During the Collection             19,916.32
    (iii) Recoveries on Previously Liquidated Contracts                       58,144.18
(F) Number of Vehicles Repossessed During the Collection Period                      13



                     AMERICAN HONDA FINANCE CORPORATION

           MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     November 1,  through November 30, 2000
I. COLLECTIONS

(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii         $8,352,196.91
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(          1,057,760.15
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                  78,060.50
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                90,428,919.50
(E) Interest on Repurchased Contracts (C(C)iv)                                     0.00

(F) Total Collections (A+B+C+D+E)                                        $99,916,937.06
(G) Net Simple Interest Advance Amount  (C(E))                                     0.00

(H) Total Collections and Advances (F+G)                                  99,916,937.06

(I) Yield Supplement Deposit                                                  20,115.95

(J) Total Available Amount (H+I)                                          99,937,053.01


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))            $8,352,196.91
(B) Principal on Repurchased Contracts (I(D))                             90,428,919.50
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                 76,741.69


(D) Total Principal Reduction (A+B+C)                                    $98,857,858.10

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)/12*B(C))                   $460,760.00
    (ii)  Quarterly Principal to Class A (B(C)-(III(i)*A(B))              92,926,386.61

    (iii) Total Distributable Amount (i+ii)                              $93,387,146.61

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)/12*B(E))                    $29,410.21
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                       5,931,471.49

    (iii) Total Distributable Amount (i+ii)                               $5,960,881.70

(G) Required Distributions
    (i)   Servicing Fee (A(G)/12*B(A))                                       $82,381.55
    (ii)  Class A Amount (II(E)iii)                                      $93,387,146.61
    (iii) Class B Amount (II(F)iii)                                       $5,960,881.70
    (iv)  Deposit to Reserve Fund (If Positive, the lesser of (IV           $506,643.15
    (v) Excess Amount after Distribution of (i)-(iv) (I(J)-(II(G)                 $0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                       99,937,053.01

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                   0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H         99,937,053.01


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                         Beginning                         End
                                         of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance              $98,857,858.10                          $0.00
    (ii)  Total Pool Factor                    0.1093065                      0.0000000
    (iii) Class A Certificate Bala        $92,926,386.61                          $0.00
    (iv)  Class A Principal Factor             0.1093065                      0.0000000
    (v)   Class B Certificate Bala         $5,931,471.49                          $0.00

(B) Portfolio Information
    (i)   Weighted Average Coupon                   8.30%                          0.00%
    (ii)  Weighted Average Remaini                 18.83 months                    0.00 months
    (iii) Remaining Number of Cont                19,585                              0


(C) Outstanding Advance Amount               $305,851.62                         ($0.00)

(D) Outstanding Payahead Balance             $413,029.03                          $0.00


                     AMERICAN HONDA FINANCE CORPORATION

       MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     November 1,  through November 30, 2000



(A) Beginning Reserve Fund Balance (B(F))                                 10,217,892.33
(B) Draw for Servicing Fee (if Positive (II(G)I-I(J))                              0.00
(C) Draw for Class A Distributable Amount and Servicing Fee (If P                  0.00
(D) Draw for Class B Distributable Amount and Servicing Fee (If P                  0.00
(E) Amount Available for Deposit to the Reserve Fund (If Positive            506,643.15
(F) Reserve Fund Balance Prior to Release (IV(A-B-C-D+E))                 10,724,535.48

(G) Reserve Fund Required Amount (Was Trigger or Floor Hit?)              13,566,148.46

(H) Reserve Fund Release to Seller (If Positive (F-G))                             0.00
(I) Ending Reserve Fund Balance (G-H)                                     10,724,535.48





V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                              $206,590.89
(B) Investment Earnings                                                        1,220.01
(C) Additional Yield Supplement Amounts                                            0.00
(D) Yield Supplement Deposit Amount                                           20,115.95
(E) Ending Yield Supplement Account Balance                                  187,694.95
(F) Release Amount Due Seller                                                 $4,679.65
(G) Ending Yield Supplement Account Balance to be Invested                   183,015.30


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                ($1,318.81)
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)            $76,741.69
    (ii)  Net Liquidation Proceeds Received During the Collection             19,916.32
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)             58,144.18
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                      5,752,884.77

(D) Delinquent and Repossessed Contracts
                                               Contracts                         Amount

    (i)   31-60 Days Delinquent                        0    0.00%                 $0.00
    (ii)  61-90 Days Delinquent                        0    0.00%                  0.00
    (iii) Over 90 Days Delinquent                      0    0.00%                  0.00

    (iv)  Vehicles Repossessed Dur                    13    0.07%             89,542.31
    (v)  Total Accumulated Reposse                    32    0.16%            198,971.55



VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.09%
    (ii)  Preceeding Collection Period                                            -0.01%
    (iii) Current Collection Period                                               -0.03%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.01%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.80%
    (ii)  Preceeding Collection Period                                             0.78%
    (iii) Current Collection Period                                                0.00%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.53%

(C) Loss and Delinquency Trigger Indicator                       Trigger Was Not Hit








I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/s/ John Weisickle
John Weisickle, Vice President / Finance

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